SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2004

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                    0-19278                 13-3357370
(State or other jurisdiction  (Commission file Number)  (IRS Identification No.)
      of incorporation)

        51 James Way, Eatontown, New Jersey                  07724
      (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code (732) 542-2800

(Former name or former address, if changed since last report)

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Item 2.02. Results of Operations and Financial Condition.

On October 25, 2004, Osteotech, Inc., issued a press release announcing its third quarter 2004 revenues and net income. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information furnished herewith pursuant to Item 9.01 of this Current Report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Osteotech Inc. announced today that consolidated revenues in the three months and nine months ended September 30, 2004 were $22,132,000 and $68,134,000, respectively, as compared to $23,135,000 and $70,406,000, respectively, for the same periods of 2003. The decline in revenues is attributed to a number of factors, including continued lower unit volume in the Company's domestic Grafton(R) DBM and Graftech(R) Bio-implant product lines. Additionally, and as has been previously disclosed, effective June 30, 2004, we exited the metal spinal implant business. As a result, we had no revenues in the three months ended September 30, 2004 from this line of business, but had revenues of $1,718,000 from metal spinal implants in the nine months ended September 30, 2004. Consolidated revenues in the three months and nine months ended September 30, 2003 included $1,597,000 and $3,424,000, respectively, from metal spinal implants. Domestic revenues in the three months and nine months ended September 30, 2004 were $19,313,000 and $59,678,000, respectively, as compared to $21,134,000 and $64,317,000, respectively, in the same periods of 2003. International revenues increased 41% and 39% to $2,819,000 and $8,456,000, respectively, in the three months and nine months ended September 30, 2004, as compared to $2,001,000 and $6,089,000, respectively, in the three months and nine months ended September 30, 2003.

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The Company realized net income in the three months ended September 30, 2004 of
$1,022,000 or $.06 diluted net income per share and incurred a net loss in the nine months ended September 30, 2004 of $660,000, or $.04 diluted net loss per share. The three months ended September 30, 2004 was positively impacted by currency exchange rates which contributed $.01 to diluted net income per share and each of the periods was positively impacted by a lower effective income tax rate primarily resulting from the utilization of foreign net operating loss carryforwards, which contributed an additional $.01 to diluted net income per share. Additionally, the Company settled a lawsuit with Alphatec Manufacturing, Inc. in third quarter 2004, resulting in a $479,000 pre-tax reversal of estimated purchase commitment penalties related to this lawsuit or $.02 diluted net income per share after provision for income taxes in the three months and nine months ended September 30, 2004. In the three months and nine months ended September 30, 2003, the Company reported consolidated net income of $564,000 or $.03 diluted net income per share and $4,487,000 or $.25 diluted net income per share, respectively.

Revenue in the DBM Segment increased 4% in the three months ended September 30, 2004 to $12,021,000 and declined to $34,316,000 in the nine months ended September 30, 2004, as compared to the same periods of 2003 revenues of $11,534,000 and $35,166,000, respectively. The increased Segment revenues in the third quarter of 2004 is associated with a 204% increase in domestic private label DBM revenues and a 21% increase in international Grafton(R) DBM revenues, which were mostly offset by a 10% decline in domestic Grafton(R) DBM revenues. Domestic DBM revenues, including private label revenues, were $10,574,000 and $29,457,000, respectively, in the three months and nine months ended September 30, 2004 as compared to $10,335,000 and $31,609,000, respectively, in the same periods of last year. International Grafton(R) DBM revenues were $1,447,000 and $4,859,000, respectively, in the three months and nine months ended September 30, 2004 as compared to $1,199,000 and $3,557,000, respectively, in the three months and nine months ended September 30, 2003.

The DBM Segment operating income declined to $2,008,000 and $3,249,000, respectively, in the three months and nine months ended September 30, 2004 as compared to $2,761,000 and $10,418,000, respectively, in the same periods of 2003. These declines are attributable to the decline in domestic Grafton(R) DBM revenues and a corresponding decline in gross profit

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margins, which resulted from the under absorption of costs due to lower unit volume of production.

Revenues in the Base Tissue Segment were $9,673,000 and $30,724,000, respectively, in the three months and nine months ended September 30, 2004, as compared to $9,675,000 and $30,587,000, respectively, in the three months and nine months ended September 30, 2003. The Segment's domestic revenues declined to $8,540,000 and $28,012,000, respectively, in the third quarter and nine months ended September 30, 2004 as compared to $9,082,000 and $28,939,000, respectively, in the same periods of 2003. This decline in domestic revenues is primarily because of lower bio-implant revenues. The Segment's international revenues increased 91% and 65% to $1,133,000 and $2,712,000, respectively, in the third quarter and nine months ended September 30, 2004 from $593,000 and $1,648,000, respectively, in the same periods of 2003. These increases are associated with increased OsteoPure(TM) Femoral head and traditional tissue revenues.

The Base Tissue Segment incurred operating losses of $929,000 and $1,993,000, respectively, in the three months and nine months ended September 30, 2004 as compared to an operating loss of $216,000 in the three months ended September 30, 2003 and operating income of $1,666,000 in the nine months ended September 30, 2003. The 2004 operating losses were due primarily to the decline in domestic Graftech(R) Bio-implant revenues and a decline in gross profit margins due to under absorption of costs because of lower unit production.

Mr. Bauer will host a conference call on October 26, 2004 at 9:00 a.m. Eastern Time to discuss third quarter results. You are invited to listen to the conference call by dialing (706) 634-5453. The conference will also be simultaneously Web Cast at http://www.osteotech.com. Automated playback will be available from 2:00 p.m. Eastern Time, October 26, through 11:55 p.m., November 2, by dialing (706) 645-9291 and indicating access code 1494502.

Certain statements made throughout this press release that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such

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forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts which factors are detailed from time to time in the Company's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2003 and the Form 10-Q for each of the first two quarters of 2004) filed with the Securities and Exchange Commission. All information in this press release is as of October 25, 2004 and the Company undertakes no duty to update this information.

Osteotech, Inc., headquartered in Eatontown, New Jersey, is a leading provider of human bone and bone connective tissue for transplantation and an innovator in the development and marketing of biomaterial and implant products for musculoskeletal surgery. For further information regarding Osteotech, this press release or the conference call, please go to Osteotech's website homepage at www.osteotech.com and to Osteotech's Financial Information Request Form website page at www.osteotech.com/finrequest.htm.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.       Description
-----------       -----------

99.1              Press Release of Osteotech, Inc. dated October 25, 2004

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2004

                                                   OSTEOTECH, INC.
                                        ------------------------------------
                                                    (Registrant)

                                        By: /s/ Michael Jeffries
                                        ------------------------------------
                                            Michael J. Jeffries
                                            Executive Vice President,
                                            Chief Financial Officer
                                            (Principal Financial Officer
                                            and Principal Accounting Officer)